Exhibit 10.13

INDUSTRIAL SPACE LEASE

THIS LEASE, made and entered into in Chicago, Illinois as of this 29 day of July, 2005 by and between Rubicon Technology, Inc. (“Tenant”), and Radion Mogilevsky and Nanette Mogilevsky (“Landlord”);

W I T N E S S E T H:

1. Basic Terms. This Section 1 contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

A.	Commencement Date:	August 1, 2005
B.	Termination Date:	July 31, 2010
C.	Monthly Rent:	$10,000.00 (with annual increases of 6%)
D.	Use:	Office and manufacturing of crystals
E.	Tenant’s Mailing Address:	9931 Franklin Avenue
Franklin Park, Illinois

F.	Landlord’s Mailing Address:	1491 Littlefield Court Lake Forest Illinois, 60045
Attention: Radion Mogilevsky

2. Lease of Premises and Term. Landlord hereby leases to Tenant, and Tenant hereby accepts the premises, consisting of the land and improvements commonly known as 9931 Franklin Avenue, Franklin Park, Illinois (“Premises”), commencing on the Commencement Date set forth in Section 1 hereof and continuing for a period of five (5) years thereafter and terminating on the Termination Date (“Term”).

3. Rent. Tenant shall pay the Monthly Rent set forth in Section 1 to Landlord at the address set forth in Section 1 hereof or to such other person or at such other place as Landlord may direct in writing, in advance on or before the first day of each month of the term. Monthly Rent, together with all other amounts due hereunder, are sometimes referred to as “Rent.” In the event the Commencement Date or the Termination Date is a day other than the first day of a month, Rent shall be prorated based on the number of days remaining in such month. Except with respect to those obligations for which Landlord is specifically made responsible hereunder, this Lease is intended to be a “net lease” with Tenant responsible for all costs relating to the Premises, including but not limited to repair and maintenance costs and insurance premiums.

4. Utilities/Taxes.

A. Tenant shall pay, directly to the appropriate supplier, all costs of all natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements. Within one (1) week after Landlord’s request therefor, but in any event on a monthly basis not more often than once in any calendar quarter, Tenant shall deliver copies of the utility bills together with evidence of the full and timely payment of such utility bills.

B. Tenant shall pay all real estate taxes (the “Taxes”) levied or assessed against the Premises that are due and payable during the Term. Landlord shall deliver copies of all bills for the Taxes and Tenant shall pay the Taxes prior to the due date therefore. Promptly after payment Tenant shall provide Landlord with receipts for or other satisfactory evidence of payment of the Taxes. Tenant may pay such taxes “under protest” or otherwise contest the amount of such bills so long as Tenant complies with the statutory provisions for doing so and the taxes are not considered delinquent and so long as Tenant provides Landlord with security, reasonably satisfactory to Landlord, that the unpaid taxes will be paid at the conclusion of the protest or other contest.

5. Condition of Premises. Tenant is currently in possession of the Premises and is deemed to have accepted possession of the Premises in the order and condition as now exists. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises has been made by Landlord to Tenant nor has Landlord made any representation respecting the condition of the Premises.

6. Care and Maintenance. Tenant shall, at Tenant’s own expense, keep and maintain the roof and structural members of the building in which the Premises are in good order and repair and in full compliance with all laws and ordinances applicable to the Premises, ordinary wear and tear and loss by fire or other casualty excepted; provided, however, except to the extent caused by the negligence or intentional misconduct of Tenant, Tenant shall not be required to replace the roof or make structural repairs the cost of which is reasonably estimated to exceed $100,000. In addition, Tenant shall, at Tenant’s own expense, keep the Premises, parking areas, sidewalk, landscaping and all other areas associated with the Premises in good order, condition and repair. Tenant shall promptly arrange with Landlord, at Tenant’s sole expense, for the repair of all damage to the Premises and for the maintenance, replacement or repair of the Premises, with materials equal in quality and class to the materials in place as of the Commencement Date. If Tenant does not promptly make such arrangements, after fifteen (15) days of notice to Tenant specifying the work Landlord believes is required and Tenant’s continued failure to make such repairs or replacements (except in the case of an emergency when no notice shall be required), Landlord may, but need not, make such repairs and replacements and one hundred twenty-five percent (125%) of Landlord’s cost for such repairs and replacements shall be deemed Additional Rent reserved under this Lease due and payable forthwith.

7. Alterations. Tenant shall not make any structural alterations (not including ordinary repairs or replacements) to the Premises or to any of the major building systems serving the Premises without Landlord’s prior written consent in each and every instance, which will not be unreasonably withheld or delayed. When considering a request by Tenant for approval of an alteration, Landlord shall grant its approval if the alteration is necessary, in Tenant’s reasonable opinion, for the operation of Tenant’s business, will not adversely affect the structural elements or the major building systems serving the Premises, and will be removable upon a termination of the Lease, it being understood and agreed by Tenant that it must, at the termination of the Lease, remove such alterations and repair any damage caused by such alteration or the removal of the alteration. Landlord acknowledges that Tenant made alterations to the Premises during the term of the prior lease of the Premises between Landlord and Tenant and Landlord hereby accepts such alterations and waives any claim that it may have or may have had with respect to such alterations.

8. Access to Premises. Tenant shall permit Landlord, its agents and designees, to have free access to the Premises and any part thereof upon 24 hours’ notice to Tenant, except in the event of an emergency when no advance notice shall be necessary but Landlord shall use its reasonable efforts to notify (which may be verbally) Tenant of the need for such access. Landlord or Landlord’s agents shall have the right to enter upon the Premises to inspect the same and to make such repairs to the Premises that Tenant is required to make hereunder, but has not, as provided in Section 6 above, and Landlord shall be allowed to take all material into and upon said Premises as may be required therefor without the same constituting an eviction of Tenant. Rent shall not abate while said repairs are being made. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibilities or liabilities whatsoever for the care, supervision or repair of the Premises or any part thereof in the exercise of any rights herein provided.

9. Insurance. During the entire Term hereof Tenant shall carry commercial general liability insurance and casualty insurance (on a full replacement cost basis) and otherwise in such amounts and with such companies as may be reasonably acceptable to Landlord and, absent a material change in Tenant’s operations, in line with the coverages maintained by Tenant with Landlord’s approval under the previous lease of the Premises between Tenant and Landlord. All such policies shall insure Tenant, and insure Landlord as an additional named insured as its interests may appear.

10. Subrogation. Tenant agrees to have all fire and extended coverage and material damage insurance which may be carried by it endorsed with a clause providing that any release from liability of or waiver of claim for recovery from Landlord entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against Landlord. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease, Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and the managing agent for the Premises and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

11. Casualty. If the Premises or the Building are damaged by fire or other casualty, Tenant shall repair, restore or rehabilitate the Building or the Premises at Tenant’s expense, using, to the extent available, any insurance proceeds payable as a result of the fire or other casualty; provided, however, that if more than 25% of the Premises are rendered untenantable as a result of such fire or other casualty, then Landlord may elect to terminate this Lease by delivering written notice to Tenant within sixty (60) days of such damage. If such fire or other casualty shall render more than 25% of the Premises untenantable during the last year of the term of this Lease or if all the proceeds from insurance are not made available to Tenant by Landlord or Landlord’s mortgagee, Tenant may elect to terminate this Lease by delivering notice to Landlord within sixty (60) days of the date of such fire or casualty. If this Lease is terminated pursuant to these provisions, Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

12. Eminent Domain

A. If a portion of the Building or the Premises shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the terms of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord, Tenant’s interest in such award, if any. Current rent shall be apportioned as of the date of such termination. If any part of the Building shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety (90) days’ prior notice to the date of cancellation designed in the notice.

B. If a portion of the Premises shall be lawfully taken or condemned or conveyed under threat of condemnation but thereafter the Premises can be used by Tenant for the same purpose and with substantially the same utility, this Lease shall not be terminated and Landlord shall repair the Premises (but Landlord shall not be required to expend more on such repair than the amount of the condemnation award), and the Lease shall be amended to equitably reduce the Base Rent. No money or other consideration shall be payable by the Landlord to the Tenant for any right of cancellation or temporary taking, and the Tenant shall have no right to share in any condemnation award or to share in any judgment for damages caused by a change of grade.

13. Tenant’s Indemnity and Waiver. Tenant will protect, indemnify and save Landlord, its partners, shareholders, employees, officers, directors, agents, and their respective successors and assigns harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorney’s fees and expenses) imposed upon, incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from an act or omission of Tenant or anyone claiming by through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or any other agreements affecting the Premises; (c) the use, occupation, condition or operation of the Premises or any part thereof; or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s sole expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.

Tenant waives all claims it may have against Landlord and Landlord’s agents for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person, including Landlord to the extent permitted by law.

This Section 13 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors or noise, or caused by bursting or leaking pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

14. Assignment/Subletting. Tenant shall not, without Landlord’s prior written consent, which in each instance, may be withheld at the sole discretion of Landlord: (i) assign, transfer or convey this Lease or any interest under it; (ii) allow any transfer of, or any lien upon, Tenant’s interest in this Lease by operation of law; (iii) sublet the Premises in whole or in part; or (iv) allow the use or occupancy of any portion of the Premises by anyone other than Tenant or Tenant’s employees; provided that, in the event of a sale of substantially all of the assets of Tenant to a buyer having a net worth in excess of that of Tenant and intending to use the Premises for substantially the same use as Tenant’s, Tenant shall notify Landlord of such sale and provide reasonable evidence of the buyer’s net worth but no consent by Landlord shall be required.

15. Subordination/Estoppel. Landlord may execute and deliver a mortgage (“Mortgage”) against the Premises or any interest therein. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such instruments subordinating this Lease to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. Tenant further agrees to execute and deliver to Landlord (within twenty (20) days of a request therefore) an estoppel letter, in reasonable form, requested by Landlord, any lender, any potential purchaser of the Premises, or any other party reasonably requesting an estoppel letter. Tenant’s failure to execute any requested subordination instrument or estoppel letter shall be a default hereunder.

16. Certain Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

A.

B. To retain at all times pass keys to the Premises and all areas within the Premises, it being understood and agreed by Tenant that it shall, as of the Commencement Date, provide Landlord with pass keys to the Premises and all areas within the Premises and that Tenant shall immediately provide Landlord with new pass keys if locks are added or changed after the Commencement Date; provided that Landlord shall, except where otherwise expressly provided in this Lease, in all instances where Landlord desires access to the Premises, Landlord shall provide the notice required in Section 8 of this Lease and shall use its reasonable efforts to disturb Tenant’s operations as little as possible;

C. Subject to the notice requirement in Section 8 of this Lease, to exhibit the Premises and display “For Rent” and “For Sale” signs on the Premises;

D. Subject to Sections 6 and 8 of this Lease, to take any and all measures, including inspections and repairs to the Premises, as may be necessary or desirable for the safety, protection or preservation of the Premises or Landlord’s interests in the Premises;

E. To enter upon the Premises and exercise any or all rights herein reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent and without affecting any of Tenant’s obligations hereunder; and

F. To sell, assign or transfer this Lease.

17. Landlord’s Remedies.

A. Each of the following shall constitute a breach of this Lease by Tenant: (i) Tenant fails to pay any installment or other payment of Rent or any other charges required to be paid when due and such failure continues for five (5) days after notice form Landlord; (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within thirty (30) days after written notice thereof to Tenant; provided that, in the case of any such failure that is not reasonably curable within thirty (30) days, no breach shall have occurred so long as Tenant is diligently proceeding with its efforts to cure such failure and it is cured within sixty (60) days; (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure or upon the dissolution of Tenant; (v) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant’s property; or (vi) Tenant abandons the Premises.

B. In the event of any breach of this Lease by Tenant, Landlord may, at its option and without notice or demand to Tenant and in addition to all other rights and remedies provided in this Lease at law or in equity, terminate this Lease and Tenant’s right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all Rent for the balance of the Term. In the event Landlord terminates this Lease or Tenant’s right to possession of the Premises, Landlord shall use its commercially reasonable efforts to procure a new tenant for the Premises so as to mitigate damages that may be suffered by Landlord or Tenant.

C. Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing the observance and performance by Tenant of all covenants, conditions and provisions of this Lease to be observed and performed by Tenant, or resulting from Tenant’s default under this Lease. All references in this Lease to Landlord’s attorneys’ fees shall be deemed to include all legal assistants’ and paralegals’ fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with bankruptcy proceedings.

18. Surrender of Possession. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted. “Broom clean” means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the Premises. Any damage caused by removal of Tenant from the Premises, including any damages caused by removal of tenant’s equipment, shall be repaired and paid for by Tenant prior to the expiration of the Term.

All alterations temporary or permanent, excluding tenant’s equipment, in or upon the Premises placed there by Tenant, shall become Landlord’s property and shall remain upon the Premises upon termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal. If Landlord so requests removal of said additions, hardware, alterations or improvements and Tenant does not make such removal by the termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand. Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove tenant’s equipment from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat tenant’s equipment as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

19. Holdover. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time, termination of this Lease, termination of Tenant’s right to possession under this Lease, or otherwise then Tenant shall pay to Landlord monthly rent, at double the rate payable for the month immediately preceding said holding over, computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession. The provisions of this paragraph do not exclude the Landlord’s rights of re-entry or any other right hereunder or at law, except that Landlord may not elect to treat any holding over as a renewal of this Lease for an additional term of one (1) year unless Tenant holds over for more than thirty (30) days after the termination of the Term (as provided in the first sentence of this Section 19).

20. Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises and any liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises or the land on which the is Premises are located with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, immediately to cause it to be released.

21. Miscellaneous.

A. The words “Landlord” and “Tenant” wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to entities or individuals or to men or women shall in all cases be assumed as though in each case fully expressed. The term “Tenant” shall include Tenant’s agents, employees, contractors, officers, invitees, successors and others using the Premises with the express or implied permission of Tenant.

B. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord; provided, however, this provision shall not be construed to permit any assignment or subletting by Tenant. This Lease supersedes and cancels the previous lease between the parties for the Premises and each party hereby acknowledges and agrees that, as of the date of this Lease, no conditions or circumstances exist which are in violation of this Lease or which would allow the party to claim that the other party is in breach or default of any term, covenant, agreement or provision of this Lease. Further, each party waives and releases any claims it may have or ever have had against the other arising out of the previous lease between them and agrees that the execution of this Lease is, at least in part, in full and complete satisfaction of any such claims either party may have. Notwithstanding the foregoing, Tenant shall, simultaneously with the execution and delivery of this Lease, pay to Landlord the attorneys’ fees and expenses incurred by Landlord in connection with Landlord’s efforts to enforce the terms of the previous lease between Landlord and Tenant.

C. Anything to the contrary herein contained notwithstanding, there shall be no personal liability on persons, firms or entities which constitute Landlord or its agents, partners or beneficiaries with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgage, look solely to the interest of Landlord, its successors and assigns in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever. Tenant further agrees that no other assets of Landlord, wherever situate, shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be liable for any deficiency.

D. Landlord’s title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title.

E. The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

F. If any term, covenant or condition of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

G. Landlord has no obligation pursuant to this Lease except as expressly provided for herein. The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Premises. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

H. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

I. The Premises shall be used for the Use only, and for no other purpose. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto or in any manner which would violate any certificate of occupancy affecting the same or which would render the insurance thereon void or the insurance risk more hazardous, or which would cause structural injury to the improvements or cause the value or usefulness of the Premises or any part thereof to diminish or which would constitute a public or private nuisance or waste, and Tenant agrees that it will, promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

J.

K. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other. Notwithstanding anything in this Lease to the contrary, with respect to any provision of this Lease which requires Landlord’s consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim for (and Tenant hereby waives any claim for) money damages as a result of any claim by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant’s sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

L. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time other than in strict accordance with applicable law and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with the existence of Hazardous Materials on the Premises during the term hereof. The term “Hazardous Materials,” when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901, et seq. or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect.

Tenant does hereby indemnify, defend and hold harmless Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge or other release of

Hazardous Materials that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant’s obligations and liabilities under this paragraph shall survive the expiration or termination of this Lease.

M. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the amount of Thirty Thousand Dollars ($30,000.00) (the “Security Deposit”) as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of all Rent required to be paid by Tenant hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of such Rent in default, for any sum which Landlord may expend or be required to expend by reason of Tenant’s default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re-entry by Landlord. If any of the Security Deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth in the first sentence of this section. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit, or the balance thereof, shall be returned to Tenant after the following: (a) the time fixed as the expiration of the Term; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) final determination of all amounts payable by Tenant hereunder and payment of same. Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid Security Deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.

N. Tenant agrees to reimburse Landlord, upon the execution of this Lease, the amount of Landlord’s legal fees and expenses in connection with the preparation of this Lease.

22. Quiet Enjoyment. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term.

23. Notices. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands required hereunder shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to such party at the address set forth in Section 1 of this Lease. Copies of all notices to Landlord shall be delivered to Neal J. White, McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606.

24. Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal (the “Right of First Refusal”) to purchase the Premises on the terms of this Section 24. If Landlord receives an offer to purchase the Premises (an “Offer”) from an unrelated third party that Landlord is prepared to accept, then Landlord shall deliver a copy of the Offer to Tenant and Tenant shall have five (5) business days within which to elect to purchase the Premises on the same terms as contained in the Offer. Tenant shall make such election, if at all, by delivering written notice thereof to Landlord within said five (5) business day period. If Tenant makes such election, then Tenant shall be deemed to be the purchaser in the Offer and Landlord and Tenant shall proceed to close the purchase and sale of the Premises pursuant to the Offer. If Tenant does not make such election or fails to deliver notice of its election in a timely manner, then Tenant shall be deemed to have not exercised the Right of First Refusal and the Right of First Refusal shall terminate and be of no further force or effect. If Tenant makes the election and breaches its obligation to acquire the Premises, such breach shall constitute a breach of this Lease as well as a breach of such contract to purchase.

IN WITNESS WHEREOF, this Instrument has been duly executed by the parties hereto, as of the day and year first above written.

LANDLORD:	RADION MOGILEVSKY and NANETTE MOGILEVSKY

/s/ Radion Mogilevsky
Radion Mogilevsky

/s/ Nanette Mogilevsky
Nanette Mogilevsky

TENANT:	RUBICON TECHNOLOGY, INC.

	By:	/s/ Hap Hewes
	Its:	VP Operations

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